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                                                                  Exhibit 11.1

                            DECKERS OUTDOOR CORPORATION
                                  AND SUBSIDIARIES

                   Statement of Computation of Earnings per Share
                                    (Unaudited)

                                                      THREE-MONTH PERIOD ENDED
                                                              JUNE 30,
                                                     -------------------------
                                                         1996          1995
                                                     ------------   ----------

Net earnings                                     $     1,024,000     1,135,000

Less: earnings attributed to holders of
      stock options in a subsidiary of the
      Company (assuming exercise)                           ----        13,000
                                                     ------------   ----------
Net earnings available to common stockholders    $     1,024,000     1,122,000
                                                     ------------   ----------
                                                     ------------   ----------

Weighted average common stock outstanding              9,247,000     9,242,000

Common stock equivalents - stock options                  78,000        43,000
                                                     ------------   ----------

                                                       9,325,000     9,285,000
                                                     ------------   ----------
                                                     ------------   ----------

Net earnings per share                           $          0.11          0.12
                                                    -------------   ----------
                                                    -------------   ----------



                                                      SIX-MONTH PERIOD ENDED
                                                            JUNE 30,
                                                     -------------------------
                                                         1996          1995
                                                     ------------   ----------

Net earnings                                     $     2,503,000     5,848,000

Less: earnings attributed to holders of
      stock options in a subsidiary of
      the Company (assuming exercise)                      ----         37,000
                                                     ------------   ----------
Net earnings available to common stockholders    $     2,503,000     5,811,000
                                                     ------------   ----------
                                                     ------------   ----------

Weighted average common stock outstanding              9,245,000     9,405,000

Common stock equivalents - stock options                  61,000        42,000
                                                     ------------   ----------

                                                       9,306,000     9,447,000
                                                     ------------   ----------
                                                     ------------   ----------

Net earnings per share                           $          0.27          0.62
                                                     ------------   ----------
                                                     ------------   ----------

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